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                                                                    EXHIBIT 1(g)


                                FIFTH AMENDMENT
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                          SHORT-TERM INVESTMENTS TRUST


         THIS FIFTH AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST OF SHORT-TERM INVESTMENTS TRUST (the "Amendment") is entered into the 18th day of June, 1998, among Charles T. Bauer, Bruce L. Crockett, Owen Daly II,
Edward K. Dunn, Jr., Jack Fields, Carl Frischling, Robert H. Graham, John F. Kroeger, Lewis F. Pennock, Ian W. Robinson and Louis S. Sklar, as Trustees, and each person who became or becomes a Shareholder in accordance with the terms set forth in that certain Agreement and Declaration of Trust of Short-Term Investments Trust entered into as of May 5, 1993, as amended (the "Agreement").

         WHEREAS, the Trustees of Short-Term Investments Trust (the "Trust") desire to establish a new Portfolio of the Trust and four Classes thereof, namely, the Government Agency Portfolio and its Cash Management Class, Institutional Class, Private Investment Class and Resource Class; and

         WHEREAS, Section 2.3.1 of the Agreement permits the Trustees to establish such Portfolio and such Classes thereof and Section 9.7 of the Agreement authorizes the Trustees to amend or otherwise supplement the Agreement by making an amendment, all without prior Shareholder authorization or vote; and

         WHEREAS, at a meeting duly called and held on the 11th day of March, 1998, the Trustees have resolved to amend the Agreement as hereinafter set forth.

         NOW, THEREFORE, the Trustees hereby amend the Agreement as herein set forth below:

         1. Capitalized terms not specifically defined in this Amendment shall have the meanings ascribed to them in the Agreement.

         2. Section 2.3 of the Agreement shall be deleted in its entirety and the following new Section shall be substituted in lieu thereof:

         "Section 2.3. Establishment of Portfolios and Classes. The Trust shall be divided into three Portfolios: the Treasury Portfolio, the Treasury TaxAdvantage Portfolio and the Government Agency Portfolio. The Treasury Portfolio shall contain five Classes: the Institutional Class, the Private Investment Class, the Personal Investment Class, the Cash Management Class and the Resource Class. The Treasury TaxAdvantage Portfolio shall contain two
Classes: the Institutional Class and the Private Investment Class. The Government Agency Portfolio shall contain four Classes: the Institutional Class, the Private Investment Class, the Cash Management Class and the Resource Class. The Treasury Portfolio, the Treasury TaxAdvantage Portfolio and the Government Agency Portfolio and their respective Classes as set forth in this
Section 2.3 are collectively referred to as the "Portfolios". The establishment and designation of any other Portfolio or Class thereof, or, subject to Section 6.1 hereof, any change to the Portfolios, shall be effective upon the adoption by a majority of the then Trustees of a resolution which sets forth such establishment, designation or change."

         The foregoing shall not be construed to amend or replace Sections
2.3.1 and 2.3.2 of the Agreement.

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         3.      With the exception of the amendment to Section 2.3 of the
Agreement as set forth in paragraph 2 of this Amendment, the Agreement, as amended, shall in all other respects remain in full force and effect.

         4. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment.




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                 IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this Fifth Amendment to Agreement and Declaration of Trust of Short-Term Investments Trust as of the day first above written.

/S/ CHARLES T. BAUER                       /S/ BRUCE L. CROCKETT
------------------------------             ---------------------------------
Charles T. Bauer, Trustee                  Bruce L. Crockett, Trustee

/S/ OWEN DALY                              /S/  EDWARD K. DUNN
------------------------------             ---------------------------------
Owen Daly II, Trustee                      Edward K. Dunn, Jr.

/S/ JACK FIELDS                            /S/ CARL FRISCHLING
------------------------------             ---------------------------------
Jack Fields, Trustee                       Carl Frischling, Trustee

/S/ ROBERT H. GRAHAM                       /S/ LEWIS F. PENNOCK
------------------------------             ---------------------------------
Robert H. Graham, Trustee                  Lewis F. Pennock, Trustee

/S/ IAN W. ROBINSON                        /S/ LOUIS S. SKLAR
------------------------------             ---------------------------------
Ian W. Robinson, Trustee                   Louis S. Sklar, Trustee

                        [THIS IS THE SIGNATURE PAGE FOR
           THE FIFTH AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST
                        OF SHORT-TERM INVESTMENTS TRUST]



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